UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14f-1 THEREUNDER


FILED BY THE REGISTRANT [ x ]

FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]

CHECK THE APPROPRIATE BOX:

[X] PRELIMINARY INFORMATION STATEMENT

[   ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
         PERMITTED BY RULE 14(C)-5(D)(2))

[  ]     DEFINITIVE INFORMATION STATEMENT


                              TRUST LICENSING, INC.
                  (Exact name of registrant as specified in its
                     corporate charter) Commission File No.
                                    000-18689

             DELAWARE                                     06-1238435
                                                     -------------------
           (State of Incorporation)          (IRS Employer Identification No.)

                             950 S. Pine Island Road
                                 Suite A150-1094
                              Plantation, FL 33324
                    (Address of principal executive offices)

                            (954) 727-8218 (Issuer's
                                telephone number)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)

[X] NO FEE REQUIRED.
[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.


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                              TRUST LICENSING, INC.

Introduction

         This Information Statement is being delivered on or about May 13, 2005 to the holders of shares of common stock, par value $0.0001 (the "Common Stock"), of Trust Licensing, Inc. (the "Company") as of May 11, 2005 (the "Record Date"). You are receiving this Information Statement in connection with the recent appointment of new members of the Company's board of directors, and the amendment of our Certificate of Incorporation (the "Certificate") to effect an increase in the authorized shares of Common Stock from 500,000,000 to 750,000,000 shares.

YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE
ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY.

Principal Holders of Common Stock

As of the close of business on May 11, 2005 there were 298,607,663 shares of the Company's Common Stock issued and outstanding, (which does not include 62,000,000 treasury shares). Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders.
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Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of the date of this Information Statement, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each executive officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all directors and executive officers as a group.


                                                                                                  Percent
                                                                          Amount and Nature        of
                          Name and Address of                               of Beneficial         Voting
                                                                                                  ------
Title of Class            Beneficial Owner                                    Ownership           Power(2)
--------------            ----------------                                    ---------           -----

Common Stock              Leigh M. Rothschild                              173,427,700(1)         56%
                          950 S. Pine Island Road
                          Suite A150-1094
                          Plantation, FL  33324

Common Stock              Irrevocable Trust Agreement                        126,785,100          42%
                          Number III
                          Jay Howard Linn, Trustee

Common Stock              Jeffrey Sass                                       65,018,000           22%
                          950 S. Pine Island Road
                          Suite A150-1094
                          Plantation, FL  33324

Common Stock              Michael Moore                                      10,000,000           3%
                          950 S. Pine Island Road
                          Suite A150-1094
                          Plantation, FL  33324



All executive
officers and                                                                 250,445,700          81%
directors as a
group (3 persons)

(1) Includes 46,642,600 shares owned by Mr. Rothschild directly and 126,785,100 owned by Irrevocable Trust Agreement Number III, a trust in which Mr. Rothschild is a direct beneficiary.
(2) Does not include the 60,000,000 shares pledged toMontgomery as collateral for Trust's obligations under a Promissory Note.

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Board of Directors and Management

On April 28, 2005 Mr. Leigh M. Rothschild, as the sole director of the Company, appointed Jeffrey W. Sass, Michael R. Moore and Adam Bauman as directors of the Company to fill vacancies on the Board.

         The following contains information, including the name and age of the directors and officers of the Company. The executive officers of the Company are elected annually by the board of directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. Unless described below, there are no family relationships among any of the directors and officers. The table reflects the management and board of directors effective 10 days after the mailing of this Information Statement:


Name                             Age      Position with the Company

Leigh M. Rothschild               52      Chairman of the Board;
Jeffrey W. Sass                   46      Chief Executive Officer and Director
Michael R. Moore                  37      Executive Vice President, Business &
                                          Legal Affairs and Director
Jay Howard Linn                   70      Acting Chief Financial Officer
Adam Bauman                       47      Director

Leigh M. Rothschild, Chairman: Mr. Rothschild is currently Chairman and Founder of Trust. Mr. Rothschild is an established inventor who to date has been the inventor of six issued US patents and five pending patents with various patents pending worldwide. Mr. Rothschild has licensed his patent portfolio to several companies. From October 1998 through February 2004, Mr. Rothschild was Chairman and founder of BarPoint.com, Inc. publicly traded wireless information company. In February 2004 BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB:
LYLP). Prior to founding BarPoint Mr. Rothschild was President and Chief Executive Officer of IntraCorp Entertainment, Inc., a consumer software company with worldwide product distribution. Rothschild is a former presidential appointee to the High-Resolution Board for the United States under former President George H. W. Bush. He has served three Florida governors on technology boards and served as a special advisor to then Florida Secretary of Commerce Jeb Bush. Mr. Rothschild currently serves on the IT Florida Technology Board as an appointee of the Governor (Bush). In the past Presidential election, Mr. Rothschild chaired the Bush/Cheney Florida Technology Leadership Council. Prior to founding Intracorp in 1984, Rothschild was a real estate investor and founded several high technology companies. Mr. Rothschild chairs the Rothschild Family Foundation, which has given endowments to outstanding charities and institutions including the Tampa Children's Home, Miami Symphony Orchestra, and the
University of Miami School of Business. Mr. Rothschild is also active in the Rothschild Entrepreneurial Prize at the University of Miami School of Business. Rothschild has an

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

undergraduate degree from the University of Miami, where he also completed the Graduate Program in Management Studies.

Jeffrey W. Sass, President, Chief Executive Officer and Director: A veteran of the entertainment, licensing, and computer industries, Jeffrey Sass is currently President and CEO and a co-founder of Trust. From October 1998 through December 2001, Mr. Sass was co-founder and Chief Operating Officer of BarPoint.com, a wireless information company. Mr. Sass became BarPoint's President and Chief Executive Officer in January 2002 and served in that capacity through February 2004 when BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB: LYLP). Previously Mr. Sass has held management, production, and marketing positions at companies including Gametek, Inc., (1994-1995), Intracorp Entertainment (1995-1997), and Troma Entertainment (1987-1994). At Troma, he started and ran the independent movie studio's licensing and merchandising division, working closely with more than 70 manufacturers worldwide including Marvel Comics, Playmates Toys, Golden Books Publishing, Sega, Bandai and more. After Intracorp, in July 1997, Jeff formed the Marketing Machine, a full-service marketing agency and consultant firm, servicing clients in computer hardware, software and other industries. Mr. Sass is a graduate of Cornell University.

Michael R. Moore, Executive Vice President, Business & Legal Affairs and
Director: Michael is a corporate transactional attorney, with over thirteen years of experience in business development and venture capital, focusing primarily in the Internet and technology industry. Prior to joining Trust, from July 2000 through February 2004 Mr. Moore was Vice President of Business & Legal Affairs of BarPoint.com (OTC BB: BPNT), a wireless information company. In February 2004 BarPoint engaged in a reverse merger transaction with Fundever, Inc. and BarPoint subsequently changed its name to LoyaltyPoint, Inc. (OTCBB:
LYLP). Previously, from the fall of 1994 through early 1997 Mr. Moore worked as a senior associate in the corporate transactions and commercial litigation department at a large law firm where he co-founded the firm's technology committee and thereafter, from early 1997 through July 2000 held a senior management position at HotOffice Technologies, Inc., the developer of an award-winning Intranet service. Mr. Moore simultaneously received his Juris Doctor, cum laude, and his Master of Business Administration, with highest distinction, from the State University of New York at Buffalo in 1993.

Jay Howard Linn, Acting Chief Financial Officer: Since 1995 Mr. Linn has practiced as a Certified Public Accountant in his own firm. Prior to opening his own office, he was a partner in the CPA firm of Moss & Linn and predecessor partnerships for 14 years in North Miami, Florida. From 1977 to 1981 he maintained a CPA practice in his own name in North Miami. Prior to that he was a partner in the CPA firm of Sidney Wasserman & Company in Miami Beach, Florida. Mr. Linn is also an attorney admitted to practice in U.S. Tax Court, the Southern District of Florida and Florida courts. He also serves as President of The Rothschild Charitable Foundation and was a founding director of Homestead Federal Savings Bank. He received a Bachelor of Business Administration in 1955 and a Juris Doctor in 1962 from the University of Miami. Mr. Linn

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
is not employed as a full time basis with the company. Mr. Linn also serves as Trustee of Irrevocable Trust Agreement Number III.

Adam Bauman, Director: For more than five years Adam has been the CEO and President of STI, an executive talent management firm which advises senior management in the entertainment, publishing, technology, fashion and retail industries. Since its founding in 1996, executives have retained STI to strategically advise them on e-commerce, emerging technologies, investments, media exposure, eminence, strategic alliances, board seats, career opportunities and advancement, and other arenas in which they may be personally interested. Adam holds both MFA in Motion Picture Production Management and MBA in Executive Management degrees from the University of Southern California, and a BA in Radio and Television degree from California State University at Long Beach.

Information Concerning the Board of Directors

         Because of an SEC rule that requires this Information Statement to be mailed to stockholders and 10 days to elapse before a majority of the board of directors can change, the Company's board of directors currently consists of one person, Mr. Rothschild. Ten days following the mailing of this Information Statement, the new directors will take office.

         The Company held no meetings of its board of directors during 2004, which is its last completed full fiscal year.

Amendment to Certificate of Incorporation

         On April 28, 2005, Mr. Leigh M. Rothschild, as the sole Director of the Company, approved the Amendment to the Certificate of Incorporation increasing the authorized Common Stock from 500,000,000 to 750,000,000. Thereafter, Irrevocable Trust Agreement Number III, Jay Howard Linn, Trustee, owning approximately 42%, Jeffrey W. Sass, owning approximately 22%, Michael Moore, owning approximately 3% and Leigh M. Rothschild, owning approximately 16% of the outstanding shares of common stock of the Company, as of the Record Date, each signed the written consent approving the Amendment to the Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware Corporation Law

Dated: April 29, 2005                     By order of the Board of Directors

                                          Jeffrey W. Sass, President and
                                          Chief Executive Officer

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